Exhibit 99.1

Analog Devices Reports Second Quarter Fiscal Year 2014 Results

Board declares $0.37 per share cash dividend

NORWOOD, Mass.--(BUSINESS WIRE)--May 20, 2014--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its second quarter of fiscal year 2014, which ended May 3, 2014.

“We had a very good second quarter, with our performance ahead of expectations,” said Vincent Roche, President and CEO. “Our growth this quarter was broad-based, fueled by secular and seasonal strength, particularly in the industrial, communications infrastructure, and automotive markets, which accounted for 89% of our sales. We expect these trends to continue into the third quarter driving sequential revenue growth of 1% to 5% with strong profitability.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.37 per outstanding share of common stock. The dividend will be paid on June 10, 2014 to all shareholders of record at the close of business on May 30, 2014.

Results for the Second Quarter of Fiscal Year 2014

  Revenue totaled $695 million, up 11% sequentially and 5% year-over-year
  Gross margin was 66.1% of revenue
  Operating margin was 31.7% of revenue
  Diluted EPS was $0.59
  Cash flow from operations was $238 million, or 34% of revenue

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the second quarter of fiscal year 2014, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Third Quarter of Fiscal Year 2014

The following statements are based on current expectations. These statements are forward- looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to increase 1% to 5% sequentially
  Gross margin estimated to increase approximately 50 bps
  Operating expenses estimated to be flat to up 3%
  Tax rate estimated to be approximately 13.5%
  Diluted EPS estimated at $0.60 to $0.64

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the second quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 16407472, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Restructuring-Related Expenses. These expenses were incurred in the first quarter of fiscal 2014 in connection with facility closures, consolidation of manufacturing facilities, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

Stock-based Compensation Expense. In the second quarter of fiscal 2013, following the death of the Company’s then CEO, the Company recorded $6.3 million of stock-based compensation expense due to the accelerated vesting of restricted stock units in accordance with the terms of his restricted stock agreement. This stock-based compensation expense and the related tax effect have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Item. In the second quarter of fiscal 2013, the Company recorded a $6.6 million tax benefit as a result of the reversal of prior period tax liabilities. We excluded this tax-related item from our non-GAAP earnings per diluted share measure because it is not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, tax rate, and other financial results, expected production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Second Quarter, Fiscal 2014

Schedule A
Revenue and Earnings Summary (GAAP)
(In thousands, except per-share amounts)

	Three Months Ended
	2Q 14	1Q 14	2Q 13
	May 3, 2014	Feb. 1, 2014	May 4, 2013
Revenue	$694,536	$628,238	$659,250
Year-to-year change	5%	1%	-2%
Quarter-to-quarter change	11%	-7%	6%
Cost of sales (1)	235,793	219,120	237,055
Gross margin	458,743	409,118	422,195
Gross margin percentage	66.1%	65.1%	64.0%
Year-to-year change (basis points)	210	240	-120
Quarter-to-quarter change (basis points)	100	-50	130
Operating expenses:
R&D (1)	136,258	128,646	128,110
Selling, marketing and G&A (1)	102,085	98,178	102,703
Special charges	-	2,685	-
Total operating expenses	238,343	229,509	230,813
Total operating expenses percentage	34.3%	36.5%	35.0%
Year-to-year change (basis points)	-70	-160	130
Quarter-to-quarter change (basis points)	-220	40	-310
Operating income	220,400	179,609	191,382
Operating income percentage	31.7%	28.6%	29.0%
Year-to-year change (basis points)	270	390	-250
Quarter-to-quarter change (basis points)	310	-90	430
Other expense (income)	3,032	3,718	3,721
Income before income tax	217,368	175,891	187,661
Provision for income taxes	29,935	23,305	23,189
Tax rate percentage	13.8%	13.2%	12.4%
Net income	$187,433	$152,586	$164,472

Shares used for EPS - basic	313,488	312,286	307,444
Shares used for EPS - diluted	318,347	318,017	313,368

Earnings per share - basic	$0.60	$0.49	$0.53
Earnings per share - diluted	$0.59	$0.48	$0.52

Dividends paid per share	$0.37	$0.34	$0.34

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,417	$1,557	$1,517
R&D	$4,278	$4,859	$5,044
Selling, marketing and G&A	$4,847	$4,991	$11,395

Analog Devices, Second Quarter, Fiscal 2014

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	2Q 14	1Q 14	2Q 13
	May 3, 2014	Feb. 1, 2014	May 4, 2013
Cash & short-term investments	$4,807,225	$4,701,109	$4,172,141
Accounts receivable, net	360,847	328,787	333,924
Inventories (1)	298,432	289,935	298,967
Other current assets	171,528	151,128	158,180
Total current assets	5,638,032	5,470,959	4,963,212
PP&E, net	545,485	529,010	490,047
Investments	30,080	23,363	18,678
Goodwill and intangible assets	315,783	311,664	311,587
Other	65,571	64,472	57,512
Total assets	$6,594,951	$6,399,468	$5,841,036

Deferred income on shipments to distributors, net	$267,933	$245,236	$244,202
Other current liabilities	303,269	274,258	264,960
Long-term debt, non-current	872,515	872,378	757,855
Non-current liabilities	219,711	211,961	113,429
Shareholders' equity	4,931,523	4,795,635	4,460,590
Total liabilities & equity	$6,594,951	$6,399,468	$5,841,036

(1) Includes $1,982, $2,196, and $2,123 related to stock-based compensation in
2Q14, 1Q14, and 2Q13, respectively.

Analog Devices, Second Quarter, Fiscal 2014

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended
	2Q 14	1Q 14	2Q 13
	May 3, 2014	Feb. 1, 2014	May 4, 2013
Cash flows from operating activities:
Net Income	$187,433	$152,586	$164,472
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	27,459	27,335	27,478
Amortization of intangibles	55	55	55
Stock-based compensation expense	10,542	11,407	17,956
Other non-cash activity	1,400	1,417	(20)
Excess tax benefit - stock options	(4,423)	(7,604)	(2,833)
Deferred income taxes	1,068	(2,993)	(767)
Changes in operating assets and liabilities	14,824	(24,664)	45,845
Total adjustments	50,925	4,953	87,714
Net cash provided by operating activities	238,358	157,539	252,186
Percent of total revenue	34.3%	25.1%	38.3%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(2,275,241)	(2,234,996)	(2,203,316)
Maturities of short-term available-for-sale investments	1,966,158	2,028,917	1,726,488
Sales of short-term available-for-sale investments	189,267	212,819	91,351
Additions to property, plant and equipment	(44,058)	(48,123)	(26,179)
Increase in other assets	(6,076)	(3,006)	(478)
Net cash used for investing activities	(169,950)	(44,389)	(412,134)

Cash flows from financing activities:
Dividend payments to shareholders	(115,795)	(106,024)	(104,415)
Repurchase of common stock	(22,614)	(88,963)	(4,519)
Proceeds from employee stock plans	62,936	79,600	62,255
Excess tax benefit - stock options	4,423	7,604	2,833
Contingent consideration payment	-	(1,773)	-
(Decrease) increase in other financing activities	(11,284)	22,248	4,184
Net cash used for financing activities	(82,334)	(87,308)	(39,662)
Effect of exchange rate changes on cash	(511)	(704)	(556)

Net (decrease) increase in cash and cash equivalents	(14,437)	25,138	(200,166)
Cash and cash equivalents at beginning of period	417,227	392,089	795,797
Cash and cash equivalents at end of period	$402,790	$417,227	$595,631

Analog Devices, Second Quarter, Fiscal 2014

Schedule D
Revenue Trends by End Market
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 3, 2014				Feb. 1, 2014	May 4, 2013
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$326,530	47%	13%	5%	$289,990	$311,128
Automotive	135,488	20%	9%	10%	124,285	122,715
Consumer	77,705	11%	5%	-23%	74,335	101,233
Communications	154,813	22%	11%	25%	139,628	124,174
Total Revenue	$694,536	100%	11%	5%	$628,238	$659,250

Analog Devices, Second Quarter, Fiscal 2014

Schedule E
Revenue Trends by Product Type
The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	May 3, 2014				Feb. 1, 2014	May 4, 2013
	Revenue	%*	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$ 317,915	46%	9%	8%	$ 290,551	$ 295,459
Amplifiers / Radio Frequency	186,287	27%	13%	9%	164,714	170,793
Other analog	88,103	13%	11%	-5%	79,419	92,441
Subtotal Analog Signal Processing	592,305	85%	11%	6%	534,684	558,693
Power management & reference	43,138	6%	11%	-1%	38,710	43,701
Total Analog Products	$ 635,443	91%	11%	5%	$ 573,394	$ 602,394
Digital Signal Processing	59,093	9%	8%	4%	54,844	56,856
Total Revenue	$ 694,536	100%	11%	5%	$ 628,238	$ 659,250

* The sum of the individual percentages does not equal the total due to rounding.

Analog Devices, Second Quarter, Fiscal 2014

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	2Q 14	1Q 14	2Q 13
	May 3, 2014	Feb. 1, 2014	May 4, 2013

GAAP Operating Expenses	$238,343	$229,509	$230,813
Percent of Revenue	34.3%	36.5%	35.0%
Restructuring-Related Expense	-	(2,685)	-
Stock-Based Compensation Expense	-	-	(6,273)
Non-GAAP Operating Expenses	$238,343	$226,824	$224,540
Percent of Revenue	34.3%	36.1%	34.1%

GAAP Operating Income/Margin	$220,400	$179,609	$191,382
Percent of Revenue	31.7%	28.6%	29.0%
Restructuring-Related Expense	-	2,685	-
Stock-Based Compensation Expense	-	-	6,273
Non-GAAP Operating Income/Margin	$220,400	$182,294	$197,655
Percent of Revenue	31.7%	29.0%	30.0%

GAAP Diluted EPS	$0.59	$0.48	$0.52
Restructuring-Related Expense	-	0.01	-
Impact of the Reversal of Prior Period Tax Liabilities	-	-	(0.02)
Stock-Based Compensation Expense	-	-	0.01
Non-GAAP Diluted EPS (1)	$0.59	$0.49	$0.52

(1) The sum of the individual per share amounts may not equal the total due to rounding.

CONTACT:
For more information, please contact:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282 (phone);
781-461-3491 (fax);
Director of Investor Relations,
investor.relations@analog.com